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                                                                           Exhibit 11

                                          VIAD CORP
                      STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                       (000 omitted)


                                  Quarter ended                Nine months ended
                                  September 30,                  September 30,
                            ---------------------------    ---------------------------
                                1997            1996           1997            1996
                            -----------     -----------    -----------     -----------
Primary:
Net income                  $      33,850   $     20,422   $      62,587   $     59,034
Less: Preferred
 stock dividends                     (282)          (282)           (845)          (844)
                              -----------    -----------     -----------    -----------
Adjusted net income         $      33,568   $     20,140   $      61,742   $     58,190
                              ===========    ===========     ===========    ===========

Weighted average common
 shares outstanding before
 common equivalents                91,456         89,594          90,933         88,861
Common equivalent
 stock options                      2,883          2,598           2,699          2,477
                              -----------    -----------     -----------    -----------
Average outstanding common
 and equivalent shares             94,339         92,192          93,632         91,338
                              ===========    ===========     ===========    ===========

Primary net income
 per share (dollars)        $        0.36   $       0.22   $        0.66   $       0.64
                              ===========    ===========     ===========    ===========

Fully Diluted:
Adjusted net income
 from above                 $      33,568   $     20,140   $      61,742   $     58,190
                              ===========    ===========     ===========    ===========

Average outstanding common
 and equivalent shares
 from above                        94,339         92,192          93,632         91,338
Additional common
 equivalent stock options              84                            446
                              -----------    -----------     -----------    -----------
                                   94,423         92,192          94,078         91,338
                              ===========    ===========     ===========    ===========

Fully diluted net income
 per share (dollars)        $        0.36   $       0.22   $        0.66   $       0.64
                              ===========    ===========     ===========    ===========
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